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                            BY-LAWS OF TUMBLEWEED, INC.









                                December 17, 1997

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                                  TABLE OF CONTENTS

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
SECTION                                                                          PAGE


1.  Offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1  Registered Office. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  Other Offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.  Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     2.1  Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     2.2  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     2.3  Place of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     2.4  Notice of Meetings and Adjourned Meetings. . . . . . . . . . . . . . . . .1
     2.5  Stockholders List. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.6  Quorum; Adjournments . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.7  Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.8  Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.9  Introduction of Business at a Meeting of Stockholders. . . . . . . . . . .3
     2.10  Nomination of Directors . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.11  Procedure for Election of Directors; Required Vote. . . . . . . . . . . .5
     2.12  Inspectors of Elections; Opening and Closing. . . . . . . . . . . . . . .5
     2.13  No Stockholder Action by Written Consent. . . . . . . . . . . . . . . . .5

3.  Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     3.1  General Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     3.2  Number, Classification and Term of Office. . . . . . . . . . . . . . . . .6
     3.3  Place of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     3.4  Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     3.5  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     3.6  Action by Consent of Board of Directors. . . . . . . . . . . . . . . . . .7
     3.7  Conference Telephone Meetings. . . . . . . . . . . . . . . . . . . . . . .7
     3.8  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     3.9  Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     3.10  Committees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     3.11  Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     3.12  Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     3.13  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

4.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     4.1  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     4.2  Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

5.  Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     5.1  Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

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                                  TABLE OF CONTENTS


SECTION                                                                          PAGE


     5.2  Election of Officers . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     5.3  Resignation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.4  Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.5  Chairman of the Board. . . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.6  President. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.7  Chief Executive Officer. . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.8  Vice-President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.9  Treasurer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.10  Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.11  Assistant Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.12  Assistant Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.13  Powers and Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.14  Officers' Bond or Other Security. . . . . . . . . . . . . . . . . . . . 12
     5.15  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

6.  Certificates of Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.1  Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.2  Facsimile Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.3  Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . . . . . . 12
     6.4  Transfer of Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     6.5  Transfer Agents and Registrars . . . . . . . . . . . . . . . . . . . . . 13
     6.6  Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     6.7  Fixing the Record Date . . . . . . . . . . . . . . . . . . . . . . . . . 13
     6.8  Registered Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . 13

7.  General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.1  Audits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.2  Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.3  Checks, Notes, Drafts, Etc . . . . . . . . . . . . . . . . . . . . . . . 14
     7.4  Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.5  Execution of Contracts, Deeds, Etc . . . . . . . . . . . . . . . . . . . 14
     7.6  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.7  Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.8  Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.9  Voting of Stock in Other Corporations. . . . . . . . . . . . . . . . . . 15

8.  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
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                                      BY-LAWS
                                         OF
                                  TUMBLEWEED, INC.


1.  OFFICES.

          1.1 REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

          1.2 OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

2.  STOCKHOLDERS.

          2.1 ANNUAL MEETING. The annual meeting of the stockholders of the Corporation, for the election of directors, the consideration of financial statements and other reports, and the transaction of such other business as may properly be brought before such meeting, shall be held no later than six months following the end of the Corporation's fiscal year. The meeting shall be held at such time and on such date as may be designated by the Board of Directors. In the event the annual meeting is not held or if directors are not elected at the annual meeting, a special meeting may be called and held for that purpose.

          2.2 SPECIAL MEETINGS. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred
Stock, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by (a) the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board"), (b) by the Chairman of the Board of Directors (the "Chairman") or (c) by the President of the Corporation (the
"President"). No business other than that stated in the notice of the Special Meeting shall be transacted at any special meeting.

          2.3 PLACE OF MEETING. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place either within or without the State of Delaware as shall be stated in the notice of such meeting.

          2.4 NOTICE OF MEETINGS AND ADJOURNED MEETINGS. Written notice of the annual meeting or a special meeting stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten, nor more than sixty, days before the date

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of the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid and addressed to the stockholder at such person's address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.
 At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice or notice to all of the stockholders given prior to the date previously scheduled for such meeting of stockholders.

          2.5 STOCKHOLDERS LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          2.6 QUORUM; ADJOURNMENTS. At any meeting of stockholders, the holders of a majority of the issued and outstanding shares of stock entitled to vote at the meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Corporation's Certificate of Incorporation as the same may be amended from time to time ("Certificate of Incorporation"). If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or a majority of the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy.

          2.7 VOTING. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

                                       -2-
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          2.8  PROXIES.  At each meeting of the stockholders, each
stockholder shall be entitled to vote in person or by proxy the shares of capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

          2.9 INTRODUCTION OF BUSINESS AT A MEETING OF STOCKHOLDERS. At an annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before an annual or special meeting of stockholders.
Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedure set forth in this Section 2.9. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures described by the By-Laws, and if the chairman of the meeting should so determine, the chairman of the meeting shall so declare to the meeting and any such business not properly brought before the meeting shall not be considered.

               (a) SPECIAL MEETINGS. To be properly brought before a special meeting of stockholders and acted upon at the meeting, business must be specified in the notice of the special meeting (or any supplement thereto) given by or at the direction of the Board of Directors, the Chairman or the President pursuant to Section 2.4 of these By-Laws.

               (b) ANNUAL MEETINGS. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (1) by, or at the direction of, the Board of Directors, or (2) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice of the annual meeting, who is entitled to vote at the annual meeting and who otherwise complies with all procedures and requirements set forth in this Section 2.9.

               (c) STOCKHOLDERS' NOTICE. For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the President or Secretary of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not fewer than 60 days, nor more than 90 days, prior to the scheduled date of the annual meeting regardless of any postponement, deferral or adjournment of that meeting to a later date;
provided, however, that if fewer than 70 days notice or prior public disclosure of the date of the annual meeting is made or given to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which such public disclosure was made. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders:

                    (1) a brief description of the business desired to be brought before the annual meeting,

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                    (2)  the name and address, as they appear on the
     Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal,

                    (3) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, and

                    (4) any material interest of the stockholder in such proposal.

          2.10 NOMINATION OF DIRECTORS. Only persons nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible for election as directors. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with procedures set forth in this Section 2.10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if the chairman of the meeting should so determine, the chairman of the meeting shall so declare to the meeting and the defective nomination shall be disregarded. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by, or at the direction of, the Board of Directors or by any stockholder of the Corporation who is entitled to vote for the election of directors at such meeting and who complies with the notice procedures set forth in this Section 2.10.

               (a) STOCKHOLDER NOTICE. Nominations by stockholders shall be made pursuant to timely notice in writing to the President or Secretary of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not fewer than 60 days, nor more than 90 days, prior to the scheduled date of a meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if fewer than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of such meeting was mailed or the day on which such public disclosure was made. A stockholder's notice shall set forth:

                    (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director

                         (A) the name, age, business address and residence address of such person,

                         (B) the principal occupation or employment of such person,

                         (C) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder's notice, and

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                         (D)  any other information relating to such person that
     is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation
     14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

                    (2)  as to the stockholder giving the notice

                         (A) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees, and

                         (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder's notice.

               (b) EXCEPTIONS PURSUANT TO CORPORATE LAW. This Section 2.10 shall not apply to the election of a director to a directorship which may be filled by the Board of Directors under the General Corporation Law of the State of Delaware.

          2.11 PROCEDURE FOR ELECTION OF DIRECTORS; REQUIRED VOTE. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under an applicable preferred stock designation, a plurality of the votes cast thereat shall elect directors.
Except as otherwise provided by law, the Certificate of Incorporation, these By-Laws or in the designation of rights of holders of any series of Preferred
Stock in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

          2.12  INSPECTORS OF ELECTIONS; OPENING AND CLOSING.  The Board of
Directors by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability. The inspector(s) shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

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          2.13  NO STOCKHOLDER ACTION BY WRITTEN CONSENT.  If the Corporation
has more than 20 registered holders of its capital stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.


3.  BOARD OF DIRECTORS.

          3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these By-Laws required or directed to be exercised or done by the stockholders.

          3.2  NUMBER, CLASSIFICATION AND TERM OF OFFICE.

               (a) NUMBER; TERM OF OFFICE. Except as otherwise fixed by or pursuant to the provisions of Section 4 of the Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board, but in no event shall be less than five nor more than eleven. Each director shall hold office until such director's successor is duly elected and qualified or until such director's earlier resignation or removal.

               (b) CLASSIFICATION The Board of Directors shall have the right to divide the Board of Directors into three classes pursuant to a resolution adopted by a majority of the Whole Board. If the Whole Board adopts such resolution, each class shall be as nearly equal in number as possible with the term of office of the first class of directors elected to expire at the first annual meeting of stockholders thereafter, the term of office of the second class of directors to expire one year thereafter, and the term of office of the third class of directors to expire two years thereafter, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election or thereafter when their respective successors in each case are duly elected and qualified. Any director elected to a particular class by the stockholders or directors shall be eligible, upon resignation or expiration of their term, to be elected to a different class.

          3.3 PLACE OF MEETING. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

          3.4 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held, within or without the State of Delaware, without notice other than this By-Law, immediately after, and at

                                       -6-

the same place as, the annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place, within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

          3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called at the request of the Chairman, the President or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. Notice of each special meeting shall be given to each director, at least three days before the day on which the meeting is to be held, in accordance with Section 4 of these By-Laws. Each such notice shall state the time and place of the meeting, either within or without the State of Delaware, but need not state the purpose thereof, except as otherwise provided by the General Corporation Law of the State of Delaware or by these By-Laws. Notice of any meeting of the Board of Directors need not be given to any director who is present at such meetings; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors then in office are present at the meeting, unless a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          3.6 ACTION BY CONSENT OF BOARD OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          3.7 CONFERENCE TELEPHONE MEETINGS. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

          3.8 QUORUM. At all meetings of the Board of Directors, a majority of directors then in office shall constitute a quorum for the transaction of business, and the act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

          3.9 VACANCIES. Except as otherwise provided for or fixed by or pursuant to the provisions of Section 4 of the Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

          3.10  COMMITTEES.

               (a) The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of the member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers over business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation under Sections 251 and 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders the dissolution of the Corporation or revocation of a dissolution or amending these By-Laws. Unless a resolution of the Board of Directors so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership or merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. Such committee or committees shall have such name or names as may be determined from time to time by a resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

               (b) A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these By-Laws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

          3.11 REMOVAL. Subject to the rights of any series of Preferred Stock to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all shares of the

Corporation entitled to vote generally in the election of directors then outstanding and voting together as a single class.

          3.12 RECORDS. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

          3.13 COMPENSATION. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

4.  NOTICES.

          4.1 NOTICES. Whenever, under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws, notice is required to be given to any director or stockholder, such notice shall be in writing, shall be hand-delivered or sent by mail and shall be addressed to such director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is personally delivered or deposited in the United States mail. Notice to directors may also be given orally, in person, by telephone or by facsimile (fax), and such notice shall be deemed to be given upon confirmation of the transmission of the fax or upon oral notice to the person who is the intended recipient when given orally.

          4.2 WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders, the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

5.  OFFICERS.

          5.1 OFFICERS. The Corporation may have such officers as the Board of Directors may determine from time to time, including a Chairman, Vice-Chairman, Chief Executive Officer, President, one or more Vice Presidents, a Secretary, a Treasurer, and, if the Board shall so determine, an Assistant Secretary and an Assistant Treasurer. Any two or more offices may be held by the same person. Such other officers and agents shall be appointed in such manner, have such duties and hold their offices for such terms as may be determined by resolution of the Board of Directors.

          5.2 ELECTION OF OFFICERS. The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after each annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board of Directors until his or her successor shall have been duly elected and qualified, until his or her death or until he or she shall have resigned or shall have been removed or disqualified in the manner hereinafter provided.

          5.3 RESIGNATION. Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors or to the Chairman. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt by the Board of Directors or Chairman. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          5.4 REMOVAL. Any officer may be removed, either with or without cause, at any time, by action of the Board of Directors or the Chairman.

          5.5 CHAIRMAN OF THE BOARD. If the Board of Directors designates a Chairman, he or she shall preside at all meetings of the stockholders and of the Board of Directors. He or she may sign certificates for shares of stock of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The Chairman shall, in general, perform all duties incident to the office of chairman of the board and such other duties as may be set forth in the By-Laws or may be prescribed by the Board of Directors from time to time.

          5.6 PRESIDENT. The President shall perform all duties instant to the office of President and such other duties as may from time to time be assigned to him or her by the Board of Directors. Unless the Board of Directors otherwise determines, the President shall be the Chief Executive Officer of the Corporation. At the request of the Chairman or, in his or her absence, or in the event of the Chairman's inability or refusal to act, the President shall perform the duties of the Chairman, and, when so acting, shall have the powers of, and be subject to the restrictions placed upon, the Chairman in respect of the performance of such duties, unless the Board of Directors otherwise designates.

          5.7 CHIEF EXECUTIVE OFFICER. If the Board appoints a Chief Executive Officer, he or she shall have direct charge of the business of the Corporation, subject to the general control of the Board of Directors, and shall be the chief executive officer of the Corporation unless otherwise determined by the Board of Directors. The Chief Executive Officer shall have direct charge of the daily operational aspects of the Corporation's business, unless otherwise determined by the Board of Directors, and shall have such other duties as may be assigned to him or her from time to time by the Board of Directors or its Chairman.

          5.8 VICE-PRESIDENT. Each Vice President shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman, the President or the Chief Executive Officer. At the request of the President, or in the absence of the President, or in the event of his or her inability or refusal to act, the Vice-President (or, in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), shall perform all the duties of the President and, when so acting, shall have the power of, and be subject to the restrictions placed upon, the President in respect of the performance of such duties.

          5.9 TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks, trust companies and other depositories as shall be designated by the Board of Directors or pursuant to its direction; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman, the President, the Chief Executive Officer or the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall supervise the investments of the Corporation's funds. The Treasurer shall provide the Chief Executive Officer an account of all transactions and of the financial condition of the Corporation.

          5.10 SECRETARY. The Secretary shall (a) attend all meetings of the stockholders and all meetings of the Board of Directors and shall record and keep, or cause to be recorded and kept, the minutes of the corporate meetings in one or more books provided for that purpose, and shall perform like duties for the standing committees when required; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation;
(d) keep a register of the mailing address of each stockholder; (e) sign with the Chairman, President or Vice-President certificates for shares of stock of the Corporation; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties as from time to time may be assigned to him or her by the Chairman, the President, the Chief Executive Officer or the Board of Directors.

          5.11 ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

          5.12 ASSISTANT SECRETARY. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

          5.13 POWERS AND DUTIES. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being the powers or duties of such officer, or any of them, to any other officer or to any director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties. The Board of Directors shall determine which officers shall report directly to the Board of Directors and which officers shall report to other officers.

          5.14 OFFICERS' BOND OR OTHER SECURITY. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of such officer's duties, in such amount and with such surety as the Board of Directors may require.

          5.15 COMPENSATION. The compensation of the officers shall be fixed from time to time by the Board of Directors. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving proper compensation therefor.

6.  CERTIFICATES OF STOCK.

          6.1 STOCK CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman, the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of stock owned by the holder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          6.2 FACSIMILE SIGNATURES. Where a certificate of stock is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

          6.3 LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          6.4 TRANSFER OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

          6.5 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

          6.6 REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

          6.7 FIXING THE RECORD DATE. In order that the Corporation may determine the holders of stock of the Corporation entitled to notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted, and which record date, as applicable, shall not be more than sixty nor less than ten days before the date of the meeting of stockholders, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders, or entitled to the benefit of any such other action, shall be determined pursuant to Section 213 of the General Corporation Law of the State of Delaware. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          6.8 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest, in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.


7.  GENERAL PROVISIONS.

          7.1 AUDITS. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

          7.2 BOOKS AND RECORDS. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

          7.3 CHECKS, NOTES, DRAFTS, ETC. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

          7.4 DIVIDENDS. Subject to the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by the General Corporation Law of the State of Delaware or the Certificate of Incorporation.

          7.5 EXECUTION OF CONTRACTS, DEEDS, ETC. The Board of Directors may authorize any officer officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all contracts, deeds, bonds, mortgages and other obligations or instruments, and such authority may be general or confined to specific instances.

          7.6 FISCAL YEAR. The Board of Directors of the Corporation shall have the power to fix, and from time to time change, the fiscal year of the Corporation.

          7.7 RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, determine in its absolute discretion to be proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may deem to be conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.

          7.8 SEAL. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          7.9 VOTING OF STOCK IN OTHER CORPORATIONS. Unless otherwise provided by resolution of the Board of Directors, the Chairman or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares of securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chairman or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation or under its seal or otherwise such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.


8. AMENDMENTS. The Board of Directors is expressly authorized to adopt, amend or repeal these By-Laws. Any By-Laws adopted by the Board of Directors under the powers conferred hereby may be amended or repealed by the stockholders at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of all capital stock issued and entitled to vote at such meeting. Notwithstanding anything contained in these By-Laws to the contrary, any proposed alteration or repeal of, or the adoption of any provisions inconsistent with, Sections 2.2, 2.9, 2.10, 2.13, 3.2, 3.9 or
3.11 of these By-Laws by the stockholders shall require the affirmative vote of the holders of at least 85% of the voting power of all capital stock issued and entitled to vote at such meeting.